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               AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D
               ------------------------------------------------

     The undersigned agree that Amendment No. 1 to the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(f)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

Dated: July 11, 1997


                                        /s/ Stewart H. Johnson
                                --------------------------------------------
                                        Stewart H. Johnson

                                G.D. Johnson, III ESA Trust u/a/d August 17,
                                1995


                                By:     /s/ A. Foster Chapman
                                   -----------------------------------------
                                        A. Foster Chapman
                                        Trustee

                                S.P. Johnson ESA Trust u/a/d August 17, 1995


                                By:     /s/ Dan C. Breeden, Jr.
                                   -----------------------------------------
                                        Dan C. Breeden, Jr.
                                        Trustee

                                        /s/ A. Foster Chapman
                                --------------------------------------------
                                        A. Foster Chapman